LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025

Loma Negra Compañía Industrial Argentina Sociedad Anónima Consolidated condensed interim financial statements as of June 30, 2025 Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2025 Contents Unaudited consolidated condensed interim statement of profit or loss and other comprehensive income Unaudited consolidated condensed interim statement of financial position Unaudited consolidated condensed interim statement of changes in equity Unaudited consolidated condensed interim statement of cash flows Notes to the unaudited consolidated condensed interim financial statements: 1. Legal information 2. Basis of preparation 3. Critical accounting judgments and key sources used for estimating uncertainty 4. Sales revenues 5. Cost of sales 6. Selling and administrative expenses 7. Other net gains and losses 8. Tax on bank accounts debits and credits 9. Financial results, net 10. Income tax expense 11. Earnings per share 12. Property, plant and equipment 13. Right of use of assets and lease liabilities 14. Investments 15. Inventories 16. Related party transactions and balances 17. Other receivables 18. Trade accounts receivable 19. Capital stock and other capital related accounts 20. Borrowings 21. Accounts payable 22. Provisions 23. Tax liabilities 24. Other liabilities 25. Cash and cash equivalents 26. Non-cash transactions 27. Segment information 28. Financial instruments 29. Compromises 30. Ferrosur Roca S.A. concession and related rail services 31. Complaints brought against the group and others in the United States 32. The argentine context 33. Officially stamped books 34. Subsequent events Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME AS OF JUNE 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Notes	Six months		Three months	
		30.06.2025	30.06.2024	30.06.2025	30.06.2024
Net revenues	4	347,472,448	379,607,347	174,511,490	189,752,886
Cost of sales	5	(266,148,492)	(280,393,450)	(138,917,216)	(138,537,535)
Gross profit		**81,323,956**	**99,213,897**	**35,594,274**	**51,215,351**
Selling and administrative expenses	6	(38,847,353)	(39,627,603)	(18,676,349)	(17,742,186)
Other gains and losses	7	2,107,708	782,578	1,402,802	634,818
Tax on bank accounts debits and credits	8	(3,999,095)	(4,067,685)	(2,112,718)	(2,007,489)
FINANCIAL RESULTS, NET					
Exchange rate differences	9	(33,104,990)	(26,209,652)	(23,984,054)	(12,558,009)
Gain on net monetary position		44,017,283	233,632,727	17,079,450	69,596,758
Financial income	9	1,134,835	730,337	(11,945)	352,589
Financial expenses	9	(19,296,238)	(65,267,055)	(9,774,882)	(23,930,056)
Profit before tax		**33,336,106**	**199,187,544**	**(483,422)**	**65,561,776**
INCOME TAX EXPENSE					
Current	10	(12,373,078)	(47,556,254)	(1,403,786)	(28,303,389)
Deferred	10	1,949,303	(26,570,356)	2,272,265	3,987,748
NET PROFIT FOR THE PERIOD		**22,912,331**	**125,060,934**	**385,057**	**41,246,135**
Net profit (loss) for the period attributable to:					
Owners of the Company		23,161,745	125,206,080	397,318	41,309,460
Non-controlling interests		(249,414)	(145,146)	(12,261)	(63,325)
NET PROFIT FOR THE PERIOD		**22,912,331**	**125,060,934**	**385,057**	**41,246,135**
Earnings per share (basic and diluted) in Argentine pesos	11	39.6957	214.5858	0.6809	70.7981

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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Notes 30.06.2025 31.12.2024 ASSETS Non-current assets Property, plant and equipment 12 1,207,700,206 1,213,350,270 Right of use of assets 13 3,184,457 3,655,937 Intangible assets 4,740,059 3,334,497 Investments 14 79,877 79,877 Goodwill 796,726 796,726 Inventories 15 84,752,706 77,076,409 Other receivables 17 1,864,077 7,198,142 Other assets 402,504 782,926 Total non-current assets 1,303,520,612 1,306,274,784 Current assets Inventories 15 246,917,954 232,223,877 Other receivables 17 21,270,032 15,919,531 Trade accounts receivable 18 59,843,706 56,684,412 Investments 14 5,834,280 665,796 Cash and banks 10,060,042 9,178,863 Total current assets 343,926,014 314,672,479 Total assets 1,647,446,626 1,620,947,263 The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 2

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION AS OF JUNE 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Notes	30.06.2025	31.12.2024
SHAREHOLDERS' EQUITY AND LIABILITIES			
Capital stock and other capital related accounts	19	304,324,163	304,324,163
Reserves		608,790,458	431,760,376
Retained earnings		23,161,745	177,030,082
Equity attributable to the owners of the Company		**936,276,366**	**913,114,621**
Non-controlling interests		(505,085)	(255,671)
Total shareholders' equity		**935,771,281**	**912,858,950**
LIABILITIES			
Non-current liabilities			
Borrowings	20	1,367,480	80,822,424
Lease liabilities	13	1,595,343	2,069,773
Provisions	22	12,791,532	12,938,089
Salaries and social security payables		1,259,273	1,736,481
Other liabilities	24	1,127,899	1,162,707
Deferred tax liabilities	10	299,155,617	301,104,920
Total non-current liabilities		**317,297,144**	**399,834,394**
Current liabilities			
Borrowings	20	270,713,046	115,879,653
Lease liabilities	13	1,716,434	1,597,956
Accounts payable	21	88,080,405	107,720,160
Advances from customers		6,739,873	7,378,868
Salaries and social security payables		13,887,840	20,613,810
Tax liabilities	23	11,958,820	53,916,799
Other liabilities	24	1,281,783	1,146,673
Total current liabilities		**394,378,201**	**308,253,919**
Total liabilities		**711,675,345**	**708,088,313**
Total shareholders' equity and liabilities		**1,647,446,626**	**1,620,947,263**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AS OF JUNE 30, 2025

(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Owners contributions											
	Capital Stock	Capital adjustments	Share premium	Treasury stocks trading premium	Merger premium	Legal reserve	Environmental reserve	Optional Reserve for Future Dividends	Retained earnings	Shareholders' equity attributable to owners of the parent company	Non-controlling interest	Total
Balances as of January 1, 2025	**58,348**	**107,893,744**	**159,972,882**	**430,807**	**35,968,382**	**22,054,555**	**172,153**	**409,533,668**	**177,030,082**	**913,114,621**	**(255,671)**	**912,858,950**
Resolved by Ordinary General Shareholders' Meeting dated April 23, 2025:												
Optional reserve	-	-	-	-	-	-	-	177,030,082	(177,030,082)	-	-	-
Net income for the period	-	-	-	-	-	-	-	-	23,161,745	23,161,745	(249,414)	22,912,331
Balances as of June 30, 2025	**58,348**	**107,893,744**	**159,972,882**	**430,807**	**35,968,382**	**22,054,555**	**172,153**	**586,563,750**	**23,161,745**	**936,276,366**	**(505,085)**	**935,771,281**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AS OF JUNE 30, 2024
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Owners contributions																
	Capital Stock	Treasury shares	Capital adjustments	Treasury shares adjustments	Share premium	Treasury stock shares premium	Treasury stocks trading premium	Merger premium	Cost of treasury stock	Share-based payment plans	Legal reserve	Environmental reserve	Optional Reserve for Future Dividends	Retained earnings	Shareholders' equity attributable to owners of the parent company	Non-controlling interest	Total
Balances as of January 1, 2024	**58,348**	**-**	**107,893,744**	**-**	**159,972,882**	**-**	**398,108**	**35,968,382**	**-**	**1,427,970**	**22,054,555**	**172,153**	**392,299,975**	**17,233,694**	**737,479,811**	**(45,024)**	**737,434,787**
Share-based payment plans										297,280	-	-	-	-	297,280	-	297,280
Acquisition of treasury stock	(33)	33	(60,661)	60,661	(822,636)	822,636	-	-	(684,631)	-	-	-	-	-	(684,631)	-	(684,631)
Granting of share-based plans	33	(33)	60,661	(60,661)	822,636	(822,636)	32,699	-	684,631	(717,330)	-	-	-	-	-	-	-
Resolved by Ordinary General Shareholders' Meeting dated April 25, 2024:																	
Optional reserve													17,233,694	(17,233,694)	-	-	-
Net income for the period														125,206,080	125,206,080	(145,146)	125,060,934
Balance as of June 30, 2024	**58,348**	**-**	**107,893,744**	**-**	**159,972,882**	**-**	**430,807**	**35,968,382**	**-**	**1,007,920**	**22,054,555**	**172,153**	**409,533,669**	**125,206,080**	**862,298,540**	**(190,170)**	**862,108,370**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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30.06.2025 30.06.2024 CASH FLOWS FROM OPERATING ACTIVITIES Net profit for the period 22,912,331 125,060,934 Adjustments to reconcile net profit to net cash generated by operating activities Income tax expense 10,423,775 74,126,610 Depreciation and amortization 33,943,846 35,903,897 Provisions 2,524,372 4,028,057 Exchange rate differences 28,589,685 24,692,066 Interest expense 14,599,382 47,510,574 Share-based payments - 297,280 Income on disposal of property, plant and equipment (113,068) (662,660) Loss (recovery) for derecognition of allowance for contributions paid to F.F.F.S.F.I. (216,876) 561,554 Gain on net monetary position (44,017,283) (233,632,727) Changes in operating assets and liabilities Inventories (17,351,082) (44,821,280) Other receivables (963,461) 16,224,773 Trade accounts receivable (11,729,185) (38,769,995) Advances from customers 132,363 (4,544,860) Accounts payable (9,867,589) 15,059,900 Salaries and social security payables (4,400,002) 3,182,278 Provisions (921,930) (543,858) Tax liabilities 3,501,312 (2,955,214) Other liabilities 325,363 (4,036,990) Income tax paid (51,049,266) (7,162,589) Net cash (used in) / generated by operating activities (23,677,313) 9,517,750 CASH FLOWS FROM INVESTING ACTIVITIES Proceeds from disposal of property, plant and equipment 588,251 696,510 Payments to acquire property, plant and equipment (28,294,108) (37,226,003) Payments to acquire intangibles assets (2,083,811) (224,744) Contributions to F.F.F.S.F.I. (659,032) (561,554) Net cash used in investing activities (30,448,700) (37,315,791) CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from borrowings 112,917,115 276,547,303 Interest paid (14,085,354) (50,687,562) Lease payments (948,626) (1,129,787) Repayment of borrowings (36,411,485) (200,467,281) Repurchase of common stock - (684,631) Net cash generated by financing activities 61,471,650 23,578,042 Net increase in cash and cash equivalents 7,345,637 (4,219,999) Cash and cash equivalents at the beginning of the period (Note 25) 9,844,659 16,878,463 Effect of restating in constant currency of cash and cash equivalents (2,104,788) (8,914,251) Effects of the exchange rate differences on cash and cash equivalents in foreign currency 808,814 549,762 Cash and cash equivalents at the end of the period (Note 25) 15,894,322 4,293,975 Note 26 includes non-cash transactions The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CASH FLOWS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 6

1. LEGAL INFORMATION Legal address: Loma Negra Compañía Industrial Argentina S.A. (hereinafter “Loma Negra”, “the Company” or “the Group”) is a corporation organized under the laws of the Argentine Republic with legal address in Boulevard Cecilia Grierson 355, 4th. Floor, City of Buenos Aires, Argentina. Fiscal year number: Fiscal year number 101, beginning January 1, 2025. Principal business of the Company: The Company and its subsidiaries, are referred to in these consolidated condensed interim financial statements as “the Group”. The main activity of the Group is the manufacturing and selling of cement and its derivatives, as well as the extraction of mineral resources that are used in the production process. At present, the Group has 8 cement factories in Argentina, in the provinces of Buenos Aires, Neuquén, San Juan and Catamarca. The Company also has mobile concrete plants that adapt to customer construction projects at all times. The Group, through its subsidiary Cofesur S.A.U., has a controlling interest in Ferrosur Roca S.A., a company whose capital is held by Cofesur S.A.U. with 80%, the National State with a 16% interest, and 4% has been transferred by the latter to the workers through a trust created for such purpose. Ferrosur Roca S.A. operates the railway cargo network of Ferrocarril Roca under a concession granted by the Argentine government in 1993 for a term of 30 years until March 2023, which allows access of several of Loma Negra’s cement production plants to the railway network. As a result of the National Government’s decision to put an end to the existing railway concession system in Argentina and shift to an open access model with the participation of private rail operators, the National Government decided not to grant extensions to the current concession contracts in the country. However, the Ministry of Transport published several resolutions precariously extending for periods between 12 and 18 months the concessions granted to various concessionaires, including Ferrosur Roca S.A. In July 2025, following a proposal received from Nuevo Central Argentino S.A. for changes to the terms of the concession contract, the Ministry of Economy resolved to grant the concession a formal extension until 2032. The aforementioned resolution also instructs the Subsecretary of Railway Transport to invite the remaining concessionaires, including Ferrosur Roca S.A., to submit a similar contractual adjustment proposal, which could result in a formal renewal with a longer term, replacing the current scheme of precarious and time-limited renewals currently in effect until September 2025. The Group has assessed potential business scenarios, based on its intention to continue providing railway services, and no significant impact is expected as of the issuance date of these consolidated financial statements (Note 30). The Group also has a controlling interest in Recycomb S.A.U., a company engaged in the treatment and recycling of industrial waste intended to be used as fuel or raw material. Date of registration in the Argentine General Inspection of Justice (IGJ): - Registration of the bylaws: August 5th, 1926, under N° 38, Book 46. - Last amendment registered to the bylaws: September 26th, 2023, under N° 16,416, Book 114, of Companies by shares. - Correlative Number of Registration with the IGJ: 1,914,357. - Tax identification number [CUIT]: 30-50053085-1. - Date of expiration: July 3, 2116. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 7

Parent company: InterCement Trading e Inversiones Argentina S.L. with 52.1409% of the Company’s capital stock and votes. Capital structure: As of June 30, 2025, the subscribed for and paid in capital amounts to $ 58,348,315.10, represented by 583,483,151 book-entry common shares with a nominal value of $ 0.10 each, and each entitling to one vote. 2. BASIS OF PREPARATION 2.1. Basis of preparation The accompanying consolidated condensed interim statement of financial position as of June 30, 2025, the consolidated condensed interim statement of profit or loss and other comprehensive income, consolidated condensed interim statement of changes in equity and of cash flows for the six month period ended June 30, 2025 and the notes to the consolidated condensed interim financial statements (hereinafter, the “interim financial statements”) are unaudited and have been prepared as interim financial information. These interim financial statements are prepared in accordance with International Accounting Standard (“IAS”) 34, Interim Financial Reporting, pursuant to the provisions in Technical Resolution No. 26 (as amended) issued by the Argentine Federation of Professional Councils of Economic Sciences [FACPCE] and the Regulations issued by the Argentine Securities Commission [“Comisión Nacional de Valores” (CNV)]. Consequently, not all of the disclosures required in accordance with International Financial Reporting Standards (“IFRS”) for annual financial statements are included herein, hence, these consolidated condensed interim financial statements shall be read in conjunction with the Group’s consolidated financial statements for the fiscal year ended December 31, 2024 issued on March 6, 2025. In the opinion of the Group’s Management, these unaudited consolidated condensed interim financial statements include all normal recurring adjustments, which are necessary for a fair representation of financial results for the interim periods presented. The financial information as of December 31, 2024 presented in these unaudited consolidated condensed interim financial statements arises from our audited consolidated financial statements for the fiscal year ended December 31, 2024, restated in closing currency of the reported period, following the guidelines in IAS 29. Such guidelines have been described in Note 2.2 to our consolidated financial statements as of December 31, 2024. The results of operations for the six-month period ended June 30, 2025 do not necessarily reflect the results for the full year. The Company believes that the disclosures are appropriate and adequate to consider that the information presented is not misleading. These consolidated condensed interim financial statements were approved for issue by the Board of Directors on May 6, 2025, the date when the interim financial statements were available for issuance. As a consequence of the activities in which the Group is engaged, its transactions do not have a significant cyclical or seasonal character. Nevertheless, during the second half of the year, the volume of sales in Argentina has historically showed a slight increase. 2.2. Basis of consolidation These interim financial statements include the unaudited consolidated condensed interim statement of financial position, results of operations and cash flows of the Company and its consolidated subsidiaries. The basis of consolidation and the subsidiaries are the same as for the Company’s audited consolidated financial statements for the year ended December 31, 2024. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 8

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

The consolidated information disclosed in these consolidated condensed interim financial statements include the following subsidiaries:

	Main bussines	Country	% of direct and indirect ownership as of		
			30.06.2025	31.12.2024	30.06.2024
Subsidiary name:					
Cofesur S.A.U.	Investment	Argentina	100	100	100
Ferrosur Roca S.A. (1)	Rail freight transportation	Argentina	80	80	80
Recycomb S.A.U.	Waste recycling	Argentina	100	100	100

(1) Directly controlled by Cofesur S.A.U.

Below is a summary of the financial information of Ferrosur Roca S.A., a subsidiary with material non-controlling interests.

	30.06.2025	31.12.2024
Current assets	14,008,722	14,659,695
Non-current assets	16,437,025	13,715,621
Current liabilities	24,152,134	19,765,825
Non-current liabilities	2,101,468	2,945,103
Equity attributable to the owners of the company	3,353,716	4,531,510
Non-controlling interests	838,429	1,132,878

	30.06.2025	30.06.2024
Six month period		
Sales revenues	32,157,986	33,868,921
Financial results, net	(1,155,969)	1,205,899
Depreciations	(1,516,942)	(3,769,476)
Income tax	1,009,344	1,274,579
Loss for the period	(1,472,241)	(394,950)

	30.06.2025	30.06.2024
Six month period		
Net cash (used in) generated by operating activities	(2,557,798)	543,568
Net cash used in investing activities	(4,885,523)	(3,152,792)
Net cash generated by financing activities	7,203,023	3,023,859
Financial and holding results used in cash	(53,350)	(472,161)

2.3. Accounting policies

These consolidated condensed interim financial statements have been prepared using the same accounting policies and criteria used in the preparation of the audited consolidated financial statements for the year ended December 31, 2024, except for the adoption of new standards and interpretations effective as of January 1, 2025, if any.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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2.3.1. Application of new and revised International Financial Reporting Standards (IFRS) - Adoption of new and revised IFRS The Group has adopted all of the new and revised standards and interpretations issued by the International Accounting Standards Board (“IASB”) that are relevant to its operations and that are mandatorily effective as of June 30, 2025, as described in Note 2.4 to the Group's annual consolidated financial statements as of December 31, 2024. The Group has not opted for early adoption of any other standard, interpretation or amendment that has been issued but is not yet in force. - New standards New standards and interpretations are those issued during the six-month period ended June 30, 2025 and the standards and interpretations issued but not mandatory as of that date are described in Note 2.4 to the consolidated financial statements as of December 31, 2024. 3. CRITICAL ACCOUNTING JUDGMENTS AND KEY SOURCES USED FOR ESTIMATING UNCERTAINTY In the application of the Group´s accounting policies, the Group´s management is required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are relevant. Actual results may differ from these estimates. In the ordinary course of its business, the Group selects tax criteria and accounting positions based on a reasonable interpretation of current regulations, also taking into account the opinion of its tax and legal advisors together with the evidence available up to the date of issue of these financial statements. However, there may be situations in which the assessment that a third party could make of them and the eventual realization of damage to the Group is uncertain. For such cases, the Group has evaluated the issues considering their significance in relation to the financial statements and has not made a provision as it is not required by current accounting standards. Underlying estimates and assumptions are continuously reviewed. Changes in estimates are accounted for prospectively. The unaudited consolidated condensed interim financial statements reflect all adjustments which are, in the opinion of Management, necessary to make a fair presentation of the results for the interim periods presented. There are no significant changes to the critical judgements used by Management in applying accounting policies to the critical judgements disclosed in the annual consolidated financial statements for the year ended December 31, 2024. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 10

4. REVENUES 30.06.2025 30.06.2024 Six month period Sales of goods 604,915,372 589,361,243 Domestic market 604,667,424 589,009,163 External customers 247,948 352,080 Services rendered 17,608,401 14,493,017 (-) Bonuses / Discounts (275,051,325) (224,246,913) Total 347,472,448 379,607,347 5. COST OF SALES 30.06.2025 30.06.2024 Six month period Inventories at the beginning of the year 309,300,286 248,524,457 Finished products 10,014,240 10,456,083 Products in progress 54,603,875 44,236,947 Raw materials, materials, fuel and spare parts 244,682,171 193,831,427 Purchases and production expenses for the period 288,518,866 328,842,415 Inventories at the end of the period (331,670,660) (296,973,422) Finished products (9,479,179) (10,172,934) Products in progress (64,729,206) (49,934,962) Raw materials, materials, fuel and spare parts (257,462,275) (236,865,526) Cost of sales 266,148,492 280,393,450 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 11

The detail of production expenses is as follows: 30.06.2025 30.06.2024 Six month period Fees and compensation for services 2,943,527 2,578,403 Salaries, wages and social security contributions 48,347,400 47,898,439 Transport and travelling expenses 3,257,717 3,250,187 Data processing 147,062 132,788 Taxes, contributions and commissions 5,380,935 4,881,798 Depreciation and amortization 35,079,982 35,858,775 Preservation and maintenance costs 28,605,072 34,872,942 Communications 345,594 354,852 Leases 398,565 531,002 Employee benefits 2,059,152 2,057,788 Water, natural gas and energy services 43,088 104,217 Freight 27,144,169 25,455,577 Fuel 30,122,361 39,031,203 Insurance 1,193,704 941,446 Packaging 8,692,216 10,013,590 Electrical power 20,452,952 22,059,030 Contractors 26,026,667 26,056,986 Canon (concession fee) 311,260 250,010 Security 2,015,294 1,980,103 Others 4,759,341 4,965,888 Total 247,326,058 263,275,024 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 12

6. SELLING AND ADMINISTRATIVE EXPENSES 30.06.2025 30.06.2024 Six month period Managers and directors compensation and fees 3,350,410 2,909,713 Fees and compensation for services 3,580,462 3,357,701 Salaries, wages and social security contributions 10,297,015 10,530,872 Transport and travelling expenses 530,676 561,953 Data processing 2,097,665 2,302,920 Advertising expenses 1,476,138 2,361,199 Taxes, contributions and commissions 7,916,007 8,099,560 Depreciation and amortization 2,233,858 2,371,233 Preservation and maintenance costs 94,177 104,094 Communications 244,445 158,302 Leases 448,110 205,336 Employee benefits 220,602 526,387 Water, natural gas and energy services 41,469 26,977 Freight 4,071,715 4,317,444 Insurance 1,522,626 1,109,669 Allowance for doubtful accounts 2,807 21,974 Others 719,171 662,269 Total 38,847,353 39,627,603 7. OTHER GAIN AND LOSSES 30.06.2025 30.06.2024 Six month period Gain on disposal of property, plant and equipment 113,068 662,660 Donations (236,428) (186,401) Technical assistance services provided - 9,463 Gain on tax credit acquired 885,059 - Contingencies (407,876) (817,742) Leases 681,483 588,215 ADSs program 720,148 316,864 Miscellaneous 352,254 209,519 Total 2,107,708 782,578 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 13

8. TAX ON BANK ACCOUNTS DEBITS AND CREDITS The general tax rate on bank debits and credits is 0.6% for the amounts debited and credited in the bank accounts of the Group. For the amounts debited and credited, 33% of both items may be taken as payment on account of other taxes. The 67% of the tax paid is included in this line item in the statement of profit or loss and other comprehensive income. 9. FINANCIAL RESULTS, NET 30.06.2025 30.06.2024 Six month period Exchange rate differences Foreign exchange gains 2,064,782 5,776,009 Foreign exchange losses (35,169,772) (31,985,661) Total (33,104,990) (26,209,652) Financial income Interest from short-term investments 223,406 301,900 Unwinding of discounts on provisions and liabilities 911,429 428,437 Total 1,134,835 730,337 Financial expenses Interest on borrowings (14,361,703) (47,230,786) Interest on leases (270,347) (372,825) Tax interest (28,567) (10,862) Unwinding of discounts on receivables (1,354,519) (7,404,620) Others (3,281,102) (10,247,962) Total (19,296,238) (65,267,055) 10. INCOME TAX EXPENSE Income tax expense is recognized on the basis of the actual profit for the period and the statutory rate expected at yearend. This criterion does not significantly differ from the criterion established in IAS 34, which requires income tax expense to be recognized in each interim period based on the best estimate of the effective tax rate expected as of year-end. The reconciliation of income tax expense for the six-month periods ended June 30, 2025 and 2024, and which would result from applying the statutory rate in force on the net profit before income tax expense that arises from the condensed interim statement of profit or loss and other comprehensive income for each period is as follows: LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 14

30.06.2025 30.06.2024 Total profit before income tax expense 33,336,106 199,187,544 Statutory income tax rate 35% 35 % Income tax at statutory rate (11,667,637) (69,715,640) Adjustments for calculation of the effective income tax: (Provision) Recover of tax loss carryforwards (23,570) 109,300 Effects of the fiscal revaluation and adjustment to reflect inflation for accounting and tax purposes 1,264,556 (4,486,760) Other non-taxable income or non-deductible expense, net 2,876 (33,510) Total income tax expense (10,423,775) (74,126,610) INCOME TAX Current (12,373,078) (47,556,254) Deferred 1,949,303 (26,570,356) Total (10,423,775) (74,126,610) Likewise, the breakdown of deferred income as of June 30, 2025 and December 31, 2024 is as follows: 30.06.2025 31.12.2024 Deferred tax assets Loss carryforward 5,838,914 4,543,113 Allowance for tax loss carryforwards (3,970,775) (4,543,113) Provisions 3,239,580 3,456,496 Salaries and social security payables 541,903 724,198 Other liabilities 679,361 938,440 Others 1,251,818 1,383,190 Total deferred tax assets 7,580,801 6,502,324 30.06.2025 31.12.2024 Deferred tax liabilities Property, plant and equipment (241,579,501) (244,905,334) Inventories (63,904,409) (61,066,566) Others (1,252,508) (1,635,344) Total deferred tax liabilities (306,736,418) (307,607,244) Total net deferred tax liabilities (299,155,617) (301,104,920) The Group carries tax losses for a total of 16,682,612, of which 33,353 expire in 2026, 11,007,304 in 2027, 23,007 in 2028, 214,065 in 2029 and 5,404,883 in 2030. On June 30, 2025, the Group recognized a provision for losses totaling 11,345,072. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 15

11. EARNINGS PER SHARE Basic and diluted earnings per share The earnings and the weighted average number of common shares used in the calculation of basic and diluted earnings per share are as follows: Six months Three months 30.06.2025 30.06.2024 30.06.2025 30.06.2024 Profit attributable to the owners of the parent company used in the calculation of earnings per share - basic and diluted 23,161,745 125,206,080 397,318 41,309,460 Weighted average number of common shares for purposes of basic and diluted earnings per share (in thousands) 583,483 583,478 583,483 583,483 Basic and diluted earnings per share (in pesos) 39.6957 214.5858 0.6809 70.7981 12. PROPERTY, PLANT AND EQUIPMENT 30.06.2025 31.12.2024 Cost 3,146,253,369 3,116,463,158 Accumulated depreciation (1,938,553,163) (1,903,112,888) Total 1,207,700,206 1,213,350,270 Land 15,433,676 15,433,676 Plant and buildings 188,619,774 192,954,243 Machinery, equipment and spare parts 813,042,904 830,013,189 Transport and load vehicles 17,537,787 18,649,520 Furniture and fixtures 979,934 1,141,856 Quarries 89,966,118 90,600,751 Tools 1,229,615 1,452,355 Construction in progress 80,890,398 63,104,680 Total 1,207,700,206 1,213,350,270 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 16

13. RIGHT OF USE OF ASSETS AND LEASE LIABILITIES The Group has entered into lease agreements primarily for the lease of offices and premises. The evolution of the right of use of assets and lease liabilities as of June 30, 2025 and December 31, 2024 is as follows: 30.06.2025 31.12.2024 Lease liabilities: At the beginning of the period / year 3,667,729 9,993,902 Additions 316,637 334,230 Interest accrued in the period / year 270,347 640,658 Foreign exchange loss 492,117 1,248,671 Gain on net monetary position (486,427) (5,194,579) Decrease - (1,357,123) Payments (948,626) (1,998,030) At the end of the period / year 3,311,777 3,667,729 30.06.2025 31.12.2024 Right of use assets: At the beginning of the period / year 3,655,937 6,382,135 Additions 316,637 334,230 Decrease - (1,442,405) Depreciations (788,117) (1,618,023) At the end of the period / year 3,184,457 3,655,937 14. INVESTMENTS 30.06.2025 31.12.2024 Non-current Investments in other companies - Cementos del Plata S.A. 79,877 79,877 Total 79,877 79,877 30.06.2025 31.12.2024 Current Short-term investments - Public securities in dollars 45,290 - - Mutual funds in pesos 2,620,735 592,106 - Short-term investments in foreign currency 3,168,255 73,690 Total 5,834,280 665,796 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 17

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

15. INVENTORIES

	30.06.2025	31.12.2024
Non-current		
Spare parts	86,178,816	78,467,140
Allowance for obsolete inventories	(1,426,110)	(1,390,731)
Total	**84,752,706**	**77,076,409**

	30.06.2025	31.12.2024
Current		
Finished products	9,479,179	10,014,240
Products in progress	64,729,206	54,603,875
Raw materials, materials and spare parts	149,639,634	144,340,969
Fuels	23,069,935	23,264,793
Total	**246,917,954**	**232,223,877**

16. RELATED PARTY TRANSACTIONS AND BALANCES

The outstanding balances between the Group and related parties as of June 30, 2025 and December 31, 2024 are as follows:

	30.06.2025	31.12.2024
Related companies:		
InterCement Brasil S.A.		
Accounts payable	(226,711)	(197,133)
InterCement Trading e Inversiones S.A.		
Other receivables	2,526,658	2,489,900
Accounts payable	(1,249,890)	(1,086,884)
Intercement Participações S.A.		
Other receivables	3,036,862	2,992,682
Accounts payable	(2,922,756)	(2,611,886)
InterCement Trading e Inversiones Argentina S.L.		
Other receivables	2,068,286	-

Summary of balances as of June 30, 2025 and December 31, 2024 is as follows:

	30.06.2025	31.12.2024
Other receivables	7,631,806	5,482,582
Accounts payable	(4,399,357)	(3,895,903)

The transactions between the Group and related parties for the six month periods ended June 30, 2025 and 2024 are detailed below. These transactions are made on terms equivalent to those that prevail in arm's length transactions:

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
18

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	30.06.2025	30.06.2024
InterCement Participações S.A. – Sales of services	-	144,664

The amount recognized in the consolidated statement of profit or loss and other comprehensive income related to key management salaries, wages and fees amounted to 2,317,975 and 2,266,556 for the six-month periods ended June 30, 2025 and 2024, respectively. Additionally, a loss has been accrued under the long-term incentive program for a total of 571,473 and 400,267 during the six-month periods ended June 30, 2025 and 2024, respectively. Finally, 65,624 American Depositary Receipts ("ADRs") were distributed during the six-month period ended June 30, 2025 and within the framework of the aforementioned incentive programs.

The Group did not recognize any expense in the current period, or in previous ones, regarding bad or doubtful accounts related to amounts owed by related parties.

The outstanding amounts as of June 30, 2025 are not secured and will be settled in cash. No guarantees have been granted or received on the outstanding balances.

17. OTHER RECEIVABLES

	30.06.2025	31.12.2024
Non-current		
Advances to suppliers	481,388	5,786,253
Tax credits	97,035	93,312
Contributions to the Trust Fund to Strengthen the Inter-urban Railroad System (F.F.F.S.F.I.)	817,763	1,163,198
Prepaid expenses	1,277,233	1,310,279
Guarantee deposits	8,421	8,298
Subtotal	2,681,840	8,361,340
Allowance for doubtful receivables	(817,763)	(1,163,198)
Total	**1,864,077**	**7,198,142**

	30.06.2025	31.12.2024
Current		
Income tax credits	-	14,635
Turnover tax credits	164,727	-
Value added tax credits	25,640	-
Credit for sale of interest in Yguazu Cementos S.A.	1,203,000	1,185,499
Related parties' receivables (Note 16)	7,631,806	5,482,582
Prepaid expenses	3,514,276	2,207,241
Reimbursements receivable	78,949	48,821
Advances to suppliers	2,476,888	1,598,970
Salaries advances and loans to employees	166,493	144,017
ADSs service fee receivable	720,148	1,039,578
Receivables from sales of property, plant and equipment	2,729,283	3,120,862
Miscellaneous	2,558,822	1,077,326
Total	**21,270,032**	**15,919,531**

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
19

18. TRADE ACCOUNTS RECEIVABLE 30.06.2025 31.12.2024 Accounts receivable 59,897,221 56,792,080 Accounts receivable in litigation 2,784,012 2,757,061 Notes receivable 524 603 Foreign customers 40,030 - Subtotal 62,721,787 59,549,744 Allowance for doubtful accounts (2,878,081) (2,865,332) Total 59,843,706 56,684,412 19. CAPITAL STOCK AND OTHER CAPITAL RELATED ACCOUNTS 30.06.2025 31.12.2024 Capital 58,348 58,348 Adjustment to capital 107,893,744 107,893,744 Share premium 159,972,882 159,972,882 Treasury stocks trading premium 430,807 430,807 Merger premium 35,968,382 35,968,382 Total 304,324,163 304,324,163 The issued, paid-in and registered capital, consists of: Common stock with a face value of $ 0.1 per share and entitled to 1 vote each, fully paid-in (in thousand) 583,483 583,483 Acquisition of treasury stock Based on the context and the Group’s financial position, the Board of Directors may approve various plans for the acquisition of own shares. Pursuant to Article 64 of the Capital Markets Law, treasury stock may not exceed, as a whole, the limit of 10% of capital stock. Such acquisitions are made with realized and liquid profits, since the Company approves these plans only if it has the necessary liquidity to carry out the acquisition of approved treasury shares without affecting its solvency. On December 19, 2023, taking into account the context and financial position of the Group, the Board of Directors approved a new plan for the acquisition of own shares for up to a maximum amount of $600 million and for a period of up to on March 30, 2024. During the six-month period ended June 30, 2025, the Group acquired 65,624 ADRs for a total value of 684,631. These shares were given to certain Group employees in compensation for their services as mentioned in note 16. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 20

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

20. BORROWINGS

20.1. Composition of borrowings

	30.06.2025	31.12.2024
Borrowings		
- In foreign currency	192,363,450	179,971,964
- In local currency	79,717,076	16,730,113
Total	**272,080,526**	**196,702,077**
Non-current borrowings	1,367,480	80,822,424
Current borrowings	270,713,046	115,879,653
Total	**272,080,526**	**196,702,077**

20.2. Detail of borrowings

	30.06.2025				31.12.2024
	Company	Rate	Last maturity date	Amount	Amount
Borrowings in foreign currency - US$					
Stock market promissory note	Loma Negra C.I.A.S.A.	-	Jan-25	-	1,182,020
Stock market promissory note	Loma Negra C.I.A.S.A.	-	Feb-25	-	2,950,011
Stock market promissory note	Loma Negra C.I.A.S.A.	6.75%	Aug-25	6,287,250	-
Stock market promissory note	Loma Negra C.I.A.S.A.	7.00%	Sep-25	3,723,286	2,037,564
Stock market promissory note	Loma Negra C.I.A.S.A.	7.00%	Oct-25	3,536,037	3,367,728
Stock market promissory note	Loma Negra C.I.A.S.A.	6.40%	Nov-25	117,612	-
Stock market promissory note	Loma Negra C.I.A.S.A.	7.25%	Dec-25	2,984,797	2,784,062
Stock market promissory note	Loma Negra C.I.A.S.A.	7.25%	Jan-26	5,854,221	2,629,440
Stock market promissory note	Loma Negra C.I.A.S.A.	7.25%	Feb-26	126,206	120,049
Stock market promissory note	Loma Negra C.I.A.S.A.	7.30%	Apr-26	1,097,133	878,824
Stock market promissory note	Loma Negra C.I.A.S.A.	6.80%	May-26	85,510	-
Stock market promissory note	Loma Negra C.I.A.S.A.	7.00%	Jun-26	592,783	-
Stock market promissory note	Loma Negra C.I.A.S.A.	7.00%	Jul-26	1,003,534	-
Stock market promissory note	Loma Negra C.I.A.S.A.	7.00%	Aug-26	363,946	-
Total borrowings in foreign currency				**25,772,315**	**15,949,698**

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
21

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	30.06.2025				31.12.2024
	Company	Rate	Last maturity date	Amount	Amount
Borrowings in local currency					
Bank overdrafts	Ferrosur Roca S.A.	39.34%	Jul-25	13,600,807	5,608,711
Bank overdrafts	Loma Negra C.I.A.S.A.	39.27%	Jul-25	22,812,737	340,445
Stock market promissory note	Loma Negra C.I.A.S.A.	35.00%	Jul-25	17,289,109	-
Stock market promissory note	Loma Negra C.I.A.S.A.	35.20%	Aug-25	5,285,255	-
Securities-guaranteed (1)	Loma Negra C.I.A.S.A.	30.55%	Jul-25	20,729,168	10,780,957
Total borrowings in local currency				**79,717,076**	**16,730,113**

	30.06.2025				31.12.2024
	Company	Rate	Last maturity date	Amount	Amount
Corporate notes - US$					
Serie – Class 2	Loma Negra C.I.A.S.A.	6.50%	Dec-25	86,613,242	85,290,956
Serie – Class 3	Loma Negra C.I.A.S.A.	7.49%	Mar-26	67,809,254	66,753,438
Serie – Class 4	Loma Negra C.I.A.S.A.	6.00%	May-26	12,168,639	11,977,872
Total corporate bonds in foreing currency				**166,591,135**	**164,022,266**
Total				**272,080,526**	**196,702,077**

	30.06.2025	31.12.2024
Summary of borrowings by Company:		
Loma Negra C.I.A.S.A.	258,479,719	191,093,366
Ferrosur Roca S.A.	13,600,807	5,608,711
Total	**272,080,526**	**196,702,077**

20.3. Movements of borrowings

The movements of borrowings for the six-month period ended June 30, 2025 are as disclosed below:

Balances as of January 1, 2025	196,702,077
New borrowings	112,917,115
Interest accrued	14,329,035
Effect of exchange rate differences	28,906,382
Gain on net monetary position	(30,277,244)
Interest payments	(14,085,354)
Principal payments	(36,411,485)
Balances as of June 30, 2025	272,080,526

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

22

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

As of June 30, 2025, the long-term borrowings have the following maturity schedule:

Fiscal year	
2026	1,367,480
Total	1,367,480

21. ACCOUNTS PAYABLE

	30.06.2025	31.12.2024
Current		
Suppliers	69,198,683	83,055,616
Related parties (Note 16)	4,399,357	3,895,903
Accounts payable for investments in property, plant and equipment	836,504	1,869,084
Expenses accrual	13,645,861	18,899,557
Total	**88,080,405**	**107,720,160**

22. PROVISIONS

	30.06.2025	31.12.2024
Labor and social security	2,629,287	2,966,434
Environmental restoration	8,922,319	8,568,370
Civil and others	1,239,926	1,403,285
Total	**12,791,532**	**12,938,089**

Changes in the provisions were as follows:

	Labor and social security	Environmental restoration	Civil and other	Total
Balances as of December 31, 2024	2,966,434	8,568,370	1,403,285	12,938,089
Increases	882,666	1,532,316	106,583	2,521,565
Gain on net monetary position	(353,406)	(1,178,367)	(214,419)	(1,746,192)
Uses (*)	(866,407)	-	(55,523)	(921,930)
Balances as of June 30, 2025	**2,629,287**	**8,922,319**	**1,239,926**	**12,791,532**

(*) Includes the application of provisions to their specific purposes.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
23

23. TAX LIABILITIES 30.06.2025 31.12.2024 Current Income tax 1,543,789 45,734,184 Value added tax 7,563,799 4,818,383 Turnover tax 1,716,675 1,950,382 Other taxes, withholdings and perceptions 1,134,557 1,413,850 Total 11,958,820 53,916,799 24. OTHER LIABILITIES 30.06.2025 31.12.2024 Non-current Benefit plans 850,238 978,598 Termination payment plans 277,661 184,109 Total 1,127,899 1,162,707 Current Termination payment plans 813,133 551,612 Dividends payable to third parties minority 226,309 260,475 Others 242,341 334,586 Total 1,281,783 1,146,673 25. CASH AND CASH EQUIVALENTS For purposes of the consolidated condensed interim statement of cash flows, cash and cash equivalents include cash, banks accounts and short-term investments with high liquidity (with maturities of less than 90 days from the date of acquisition) held to settle short term liabilities, which are easily convertible into cash and that have low risk of changes in their value. Cash and cash equivalents at the end of each reporting period/year as shown in the consolidated condensed interim statement of cash flows can be reconciled to the related items in the consolidated condensed interim statement of financial position as follows: 30.06.2025 31.12.2024 Cash and banks 10,060,042 9,178,863 Short-term investments (Note 14) 5,834,280 665,796 Cash and cash equivalents 15,894,322 9,844,659 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 24

26. NON-CASH TRANSACTIONS Below is a detail of the transactions that did not involve cash flow movements during the six-month periods ended June 30, 2025 and 2024, respectively: 30.06.2025 30.06.2024 - Right of use of assets 316,637 99,105 - Acquisitions of property, plant and equipment financed with trade payables 836,504 485,525 - Share-based payment plans - benefit plan – 717,330 27. SEGMENT INFORMATION The Group has adopted IFRS 8 – “Operating Segments”, that require operating segments to be identified on the basis of internal reports regarding components of the Group that are regularly reviewed by the Executive Committee, chief operating decision maker, in order to allocate resources to the segments and to assess their performance. This analysis is based on monthly information concerning historical figures of the identified segments. The information reviewed by the main decision maker basically consists in the historical details corresponding to each month accumulated until the end of the reporting period. It is for this reason that they differ from the inflation-adjusted figures as described in Note 2.2. For the purposes of managing its business both financially and operatively, the Group has classified the operations of its businesses as follows: i) Cement, masonry cement and lime: this segment includes the results from the cement, masonry cement and lime business, and comprises the procurement of raw materials from quarries, the manufacturing process of clinker / quicklime and their subsequent grinding with certain additions in order to obtain the cement, masonry cement and lime. ii) Concrete: this segment includes the results generated from the production and sale of ready-mix concrete. It also includes the delivery of the product at the worksite and, depending on the circumstances, the pumping of concrete up to the place of destination. iii) Aggregates: this segment includes the results generated from the production and sale of granitic aggregates. iv) Railroad: this segment includes the results generated from the provision of the railroad transportation service. v) Others: this segment includes the results of the industrial waste treatment and recycling business to produce materials for use as fuel. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 25

30.06.2025 30.06.2024 Revenues With external customers Cement, masonry cement and lime 278,938,508 202,214,963 Concrete 28,325,831 18,612,705 Railroad 12,824,839 7,531,987 Aggregates 5,570,502 3,165,910 Others 3,900,938 1,531,912 With other segment Cement, masonry cement and lime 8,535,521 5,262,988 Rail services 17,672,312 13,488,294 Aggregates 3,185,731 2,885,042 Others 634,539 497,342 Inter-segment eliminations (30,028,103) (22,133,666) Subtotal 329,560,618 233,057,477 Effect from restatement in constant currency 17,911,830 146,549,870 Total 347,472,448 379,607,347 30.06.2025 30.06.2024 Cost of sales Cement, masonry cement and lime 178,369,608 111,062,544 Concrete 29,484,757 18,594,839 Railroad 30,257,801 19,470,683 Aggregates 10,392,795 5,993,121 Others 1,959,786 1,139,494 Inter-segment eliminations (30,028,103) (22,133,666) Subtotal 220,436,644 134,127,015 Effect from restatement in constant currency 45,711,848 146,266,435 Total 266,148,492 280,393,450 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 26

30.06.2025 30.06.2024 Selling, administrative expenses and other gains and losses Cement, masonry cement and lime 28,975,636 19,875,553 Concrete 1,261,068 766,814 Railroad 1,181,189 633,792 Aggregates 92,730 64,655 Others 965,893 564,758 Subtotal 32,476,516 21,905,572 Effect from restatement in constant currency 4,263,129 16,939,453 Total 36,739,645 38,845,025 30.06.2025 30.06.2024 Depreciation and amortization Cement, masonry cement and lime 3,506,746 1,706,352 Concrete 189,304 103,023 Railroad 498,004 559,872 Aggregates 562,542 137,992 Others 9,077 3,027 Subtotal 4,765,673 2,510,266 Effect from restatement in constant currency 29,178,173 33,393,631 Total 33,943,846 35,903,897 30.06.2025 30.06.2024 Sales revenue less cost of sales, selling, administrative expenses and other gains and losses Cement, masonry cement and lime 80,128,785 76,539,854 Concrete (2,419,994) (748,948) Railroad (941,839) 915,806 Aggregates (1,729,292) (6,824) Others 1,609,798 325,002 Subtotal 76,647,458 77,024,890 Effect from restatement in constant currency (32,063,147) (16,656,018) Total 44,584,311 60,368,872 Reconciling items: Tax on bank accounts debits and credits (3,999,095) (4,067,685) Financial results, net (7,249,110) 142,886,357 Income tax (10,423,775) (74,126,610) Net profit for the year 22,912,331 125,060,934 In relation to the segregation of profit or loss by geographic segment, the Group carries out its activities and operations in Argentina, exports are not significant. No customer has contributed 10% or more of the Group´s revenue for the six-month periods ended June 30, 2025 and 2024, respectively. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 27

28. FINANCIAL INSTRUMENTS 28.1. Net debt to equity ratio The net debt to equity ratio of the reported period/fiscal year is as follows: 30.06.2025 31.12.2024 Debt (i) 272,080,526 196,702,077 Cash and cash equivalents 15,894,322 9,844,659 Net debt 256,186,204 186,857,418 Equity (ii) 935,771,281 912,858,950 Net debt to equity ratio 0.27 0.20 (i) Debt is defined as current and non-current borrowings. (ii) Shareholders’ equity includes all the non-controlling interests, which are managed as capital. 28.2. Categories of financial instruments 30.06.2025 31.12.2024 Financial assets At amortized cost: Cash and banks 10,060,042 9,178,863 Investments 61,071 73,690 Accounts receivable and other receivables 74,548,221 68,122,632 At fair value through profit and loss: Investments 5,773,209 592,106 Financial liabilities Amortized cost 392,988,323 386,666,436 28.3. Financial risks The Group´s activities are exposed to a variety of financial risks: market risk (including foreign currency risk, interest rate risk and price risk considering the current inflation rates), credit risk and liquidity risk. The Group maintains an organizational structure and systems that allow the identification, measurement and control of the risks to which it is exposed. These consolidated condensed interim financial statements do not include all the information and disclosures on financial risks, therefore, they should be read in conjunction with the Group´s consolidated financial statements for the fiscal year ended December 31, 2024 issued on March 6, 2025. 28.4. Fair value measurement Fair value measurement is described in Note 32.8 to the annual consolidated financial statements as of December 31, 2024. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 28

From December 31, 2024 through June 30, 2025, there have been no significant changes in the industry’s economic activity affecting the fair value of the Group´s financial assets and liabilities, either measured at fair value or amortized cost. In addition, there were no transfers among the different levels of fair value hierarchy to assess the fair value of the Group's financial instruments during the six-month period ended June 30, 2025. The carrying amounts of financial assets and liabilities recognized at amortized cost, included in the consolidated financial statement as of June 30, 2025 approximate to their fair values. Borrowings are measured at amortized cost considering the effective interest rate method, which approximate to their fair value given their cancellation period. 28.5. Exchange risk management The Group carries out transactions in foreign currency and is hence exposed to exchange rate fluctuations, also considering the current exchange regulations in force. Exposures in the exchange rate are managed within approved policy parameters using foreign exchange contracts. The carrying amounts of monetary assets and liabilities stated in currencies other than the functional currency of each company consolidated at the end of the reporting period/year are as follows: 30.06.2025 31.12.2024 Liabilities United States Dollars 215,402,994 204,991,553 Euro 5,684,380 1,517,621 Real 564 487 Assets United States Dollars 13,732,136 11,476,235 Euro 14,142 12,666 Foreign currency sensitivity analysis The Group is mainly exposed to the US Dollar and Euro, considering that the Group’s functional currency is the Argentine peso. The following table shows the sensitivity of the Group to an increase in the exchange rate of the US dollar and the euro as of June 30, 2025. The sensitivity rate is the rate used when reporting exchange rate risk internally to key management staff and represents management’s assessment of a possible reasonable change in exchange rates. The sensitivity analysis includes only outstanding monetary items denominated in foreign currency and adjusts their translation on the balance sheet day for a 25% change in the exchange rate, considering for its calculation the whole of the items of the subsidiaries. Effect of US dollars Euro Loss for the period 50,417,715 1,417,560 Decrease in of shareholder's Equity 50,417,715 1,417,560 Additionally, considering the current exchange regulations existing in Argentina, the Group constantly monitors the alternatives for collecting assets and canceling liabilities in foreign currency and their corresponding impacts. The result derived from the use of financial instruments for the cancellation of operations in foreign currency is recognized at the moment in which the Group unconditionally commits or irreversibly executes such cancellation in kind. As of June 30, LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 29

2025, the use of financial instruments to settle the aforementioned transactions would not have a significant impact on the financial statements. 29. COMMITMENTS The Group’s commitments are described in Note 33 to the annual consolidated financial statements for the fiscal year ended December 31, 2024. 30. FERROSUR ROCA S.A. CONCESSION AND RELATED RAIL SERVICES On March 11, 1993, Ferrosur Roca S.A. obtained the concession of the General Roca National Cargo Railway Network with the exception of the Altamirano-Miramar corridor and the urban sections, through the approval of the concession contract formalized by National Executive Branch Decree No. 2681/92, after the presentation made through a national and international tender and formalized to that effect. The area of influence is concentrated in the center and south of the province of Buenos Aires, north of the province of Río Negro and Neuquén. It has access to the ports of Buenos Aires, Dock Sud, La Plata, Quequén, and Bahía Blanca. Ferrosur Roca S.A. is indirectly controlled by the Company, through Cofesur S.A.U. which owns 80% of the interest, 16% of which belongs to the National State and the remaining 4% belongs to the workers of Ferrosur Roca S.A. through a trust created for this purpose. The term of the concession was 30 years, expiring in March 2023, with the possibility of an extension of 10 additional years. Ferrosur Roca S.A. requested the above-mentioned extension in due time on March 8, 2018, and in line with the bidding terms and conditions and the concession agreement. The concession extension request was reiterated on March 1, 2019. However, as it is mentioned in following paragraphs, the federal government issued diverse regulations with the objective that the national railway network be based on a mixed modality combining public and private cargo operators, where the National State will manage the infrastructure and control the related investments, thus allowing any registered railway operator to provide railway services regardless of who owns or possesses the facilities at the point of loading or destination (the "open access" scheme). In line with this, on March 29, 2021, through Resolution No. 219/2021, the National Commission for the Regulation of Transport (“CNRT”) approved the Regulation of the National Registry of Railway Operators and granted said capacity to Ferrosur Roca S.A. and the other concessionaires that operate the current railway concessions. In accordance with said resolution, once the “open access” scheme is in force, any registered railway operator will be able to provide railway services, as previously mentioned. Subsequently, through Resolution No. 211 of the Ministry of Transport wich was published on June 28, 2021, rejected the request for an extension of the concession contract made by the Company in 2018, along with similar requests from other existing private railway concessionaires in the country, confirming the termination of all existing concession contracts with private freight railway concessionaires. Likewise, the Ministry of Transport published various resolutions extending for periods of between 12 and 18 months the concessions granted to the various concessionaires, including Ferrosur Roca S.A., by virtue of which the concession period has been extended for the second time until September 2025. Those resolutions provide that during the extended concession period the services will be delivered on a provisional basis and may be revoked at any time without this generating any subjective right, pending right or setting any precedent that may be claimed in favor of the operators, or otherwise the recognition of any amount for the potential early revocation of the additional concession term granted. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 30

On July 8, 2024, Law 27,742, known as the “Bases Law”, was published in the Official Gazette, which enables the National Executive Branch to tender new concessions, including the railway system. Additionally, on June 13, 2024, through Decrees 525 and 526/2024, the Government declared a public emergency in railway matters for a period of 24 months. This measure, announced through the Official Gazette, aims to "protect the operational security of the provision of freight and passenger railway transport services", with no new regulations or rules related to the implementation of the aforementioned "open access" scheme having yet been issued and authorized the Ministry of Transportation to carry out "transactional acts and/or compensations within the framework of the final liquidation of the Concession Contracts approved by Decrees Nos. 1144 of June 14, 1991, 994 of June 18, 1992, 2681 of December 29, 1992, 2608 of December 22, 1993 and 430 of March 22, 1994 and those signed with the provinces within the framework of Decrees Nos. 532 of March 27, 1992 and 1168 of July 10, 1992.” On May 16, 2025, the Ministry of Economy, through Resolution 651/2025, granted FEPSA a temporary extension of its concession until April 30, 2026. Meanwhile, on July 22, 2025, resolution RESOL-2025-39-APN-ST#MEC of the Ministry of Economy was published in the Official Gazette, repealing Resolution 211/2021 of the same ministry and granting Nuevo Central Argentino S.A. an extension of the concession until December 21, 2032. The aforementioned Resolution instructs the Subsecretary of Railway Transport to invite Ferrosur Roca S.A. and FEPSA to make a proposal for contractual adjustment in accordance with Law No. 27,132 and Decree 1027/2018, as amended by Decree 478/2025. Taking into account all of the aforementioned and its intention to continue providing rail services, the Group has re- evaluated all accounting estimates affected by the end of the current concession, and no significant impact are expected to the date. The Group will continue monitoring the new regulations as they come into effect, as well as the progress of ongoing negotiations with the National State and will record any related effect as soon as it is possible to make an estimate. The Group’s Management understands that the intention of the National State is to prioritize the continuity of the current operators for each of the existing services and businesses, thus guaranteeing the best use of the experience they have acquired. 31. COMPLAINTS BROUGHT AGAINST THE GROUP AND OTHERS IN THE UNITED STATES During 2018, two lawsuits were brought in the United States (“USA”) against the Group, its directors and some of its first-line managers and the controlling shareholder at the time of the Company’s initial public offering in 2017 (“Initial Public Offering” or “IPO”), one in federal court and the other in the state of New York. Regarding the lawsuit filed in federal jurisdiction, during 2020, the Court sustained the motion to dismiss filed by the Group. Finally, on July 21, 2020, the plaintiffs voluntarily withdrew the appeal filed against the judgment of first instance that fully sustained the motion to dismiss submitted by the Group. Accordingly, a final and conclusive judgment was rendered in favor of the Group and the rest of the defendants, and the lawsuit came to an end. Regarding the state class action (Kohl v. Loma Negra CIASA, et al. -Index No. 653114/2018 - Supreme Court of the State of New York, County of New York), on October 11, 2023, we entered into a proposed agreement with the lead plaintiff. The Agreement does not contain any admission or acknowledgment of guilt for wrongful conduct by Loma Negra or other defendants in the class action, and it includes a release of all claims. The New York State Court issued a final judgment under the Settlement on March 3, 2025. The deadline to appeal the judgment expired on April 2, 2025 and no appeal was filed. As a result, the settlement is now completely final and the releases are effective. 32. THE ARGENTINE CONTEXT During 2024, the federal government promoted several bills and succeeded in approving some key regulations for Argentina's economic activity. The main initiatives include the approval of the Law for the Bases and Starting Points for Argentines' Freedom No. 27,742 (“Bases Law”), which includes the declaration of a public emergency granting the Federal Executive delegated powers in several areas; the reform of the State, which will allow the government to sell some government-owned companies; the modernization of labor regulations to encourage the growth of formal private LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 31 employment; the deregulation of the energy sector, aimed at maximizing the oil & gas production in the country for sale and export purposes; and an incentive system for large investments, applicable to energy, oil, gas and infrastructure projects. The federal government also approved a fiscal package that includes an tax amnesty program and a regularization system for assets, allowing for the legalization of money and goods. These measures seek to achieve fiscal balance, with a zero monetary emission policy, and it has enabled the government to achieve in a short term a primary and financial surplus, as well as to begin an inflation deceleration process. Growth projections are projected at 5% this year, supported by a recovery in consumption and increased investment, although uneven across sectors. Following agreements with the IMF, Argentina has agreed to receive USD 23.1 billion in unrestricted funds during 2025. To date, US$12 billion of this amount has been received, with the aim of strengthening the Central Bank through the exchange of Non-Transferable Bills and addressing potential exchange rate pressures. Simultaneously with the announcement of this agreement, the government modified the exchange rate system as of April 14, 2025, eliminating most of the existing restrictions on access to the MULC (Single and Free Exchange Market) for companies and all individuals. These actions reflect the government's commitment to stabilizing the economy, promoting investment, and improving the country's fiscal situation in a context of economic challenges. 33. OFFICIALY STAMPED BOOKS As of date of these interim financial statements, for administrative purposes, consolidated financial statements were not yet transcribed in the relevant certified book. 34. SUBSEQUENT EVENTS The Group has considered events after June 30, 2025 to assess the need for potential recognition or disclosure in these condensed interim consolidated financial statements. These events were evaluated until May 6, 2025, the date on which these condensed consolidated interim financial statements were available for issuance. Issuance of Corporate Bonds In accordance to the approved at the board meeting held on June 24, 2025, on July 24, 2025, the Group issued its Class 5 Corporate Bonds in dollars for a total amount of US$ 112,878,134, with a fixed annual nominal interest rate of 8% payable semi-annually, and maturing on July 27, 2027. The corporate bonds were subscribed and integrated (i) in kind by delivering Class 2 and Class 3 corporate bonds for an amount of US$ 16,265,844 and US$ 11,866,417, respectively, and (ii) in cash in US dollars for a total amount of US$ 84,230,001. The exchange ratio for the Class 2 and Class 3 bonds was 100.91 and 103.10 of face value per 100 bonds tendered, respectively. In both cases, the exchange ratio includes accrued interest from the last interest payment date of the bonds to the date of issue and settlement, exclusive of all other amounts. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 32